                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 8, 2001


                          HANOVER COMPRESSOR COMPANY
              (Exact Name of Registrant as Specified in Charter)

          Delaware                      1-13071                  75-2344249
(State or Other Jurisdiction       (Commission File            (IRS Employer
of Incorporation)                       Number)              Identification No.)

12001 North Houston Rosslyn                                             77086
Houston, Texas  77086                                                 (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787

Item 5. Other Events.

     On June 27, 2001, we signed a definitive agreement to acquire Production Operators Corporation and related assets ("POI") from Schlumberger Limited in exchange for total consideration of $761 million in cash, common stock, and indebtedness. In connection with the POI acquisition, the following financial statements are attached to this report:

(a) The audited historical combined balance sheet of the Gas Compression Business of Schlumberger Limited at December 31, 2001 and 1999 and combined statements of operations, cash flows and owner's net investment for the years then ended are set forth as ATTACHMENT A and are included herein.

(b) Pro forma combined condensed financial statements for Hanover Compressor Company (unaudited) are set forth as ATTACHMENT B and are included herein.

(c) Exhibits

    23.1
       Consent of Independent Accountants

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANOVER COMPRESSOR COMPANY


Date:   August 8, 2001               By:   /s/ Michael J. McGhan
                                           -------------------------------------
                                   Name:   Michael J. McGhan
                                  Title:   President and Chief Executive Officer

                                 ATTACHMENT A


                       Report of Independent Accountants

To the Management of
Schlumberger Limited

    In our opinion, the accompanying combined balance sheet and the related combined statements of income and other comprehensive income, of owner's net investment and of cash flows present fairly, in all material respects, the financial position of the Gas Compression Business of Schlumberger Limited (the Company) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 30, 2001

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                             COMBINED BALANCE SHEET

                           December 31, 2000 and 1999

                                                                 2000      1999
                            ASSETS                             --------  --------
                                                               (in thousands of
                                                                   dollars)
Current assets:
  Cash and cash equivalents................................... $  2,821  $  2,117
  Accounts receivable, net of allowance for doubtful accounts
   of $242 and $560, respectively.............................   23,871    30,494
  Receivables from affiliates.................................    5,064
  Inventories.................................................   13,963    10,842
  Prepaid taxes...............................................    7,977     7,561
  Other current assets........................................   10,011    12,997
                                                               --------  --------
    Total current assets......................................   63,707    64,011
Property and equipment, net...................................  294,731   279,323
Long-term investments.........................................  124,441    74,383
Other assets..................................................      925       980
                                                               --------  --------
    Total assets.............................................. $483,804  $418,697
                                                               ========  ========
            LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities:
  Accounts payable--trade..................................... $  7,051  $  5,235
  Payables to affiliates......................................  177,249   140,517
  Accrued liabilities.........................................   17,610    18,036
  Income taxes payable........................................    3,179     1,821
                                                               --------  --------
    Total current liabilities.................................  205,089   165,609
Deferred income taxes.........................................   32,269    29,663
                                                               --------  --------
    Total liabilities.........................................  237,358   195,272
                                                               --------  --------
Commitments and contingencies (Note 11)
Owner's net investment........................................  246,871   223,802
Accumulated other comprehensive loss..........................     (425)     (377)
                                                               --------  --------
Total owner's net investment and accumulated other
 comprehensive loss...........................................  246,446   223,425
                                                               --------  --------
    Total liabilities and owner's net investment.............. $483,804  $418,697
                                                               ========  ========

   The accompanying notes are an integral part of these financial statements.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

          COMBINED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME

                     Years Ended December 31, 2000 and 1999

                                                        2000          1999
                                                    ------------  ------------
                                                    (in thousands of dollars)
Operating revenues:
  Compressor rentals............................... $    122,047  $    117,563
  Equipment sales..................................       10,605        15,878
  Other............................................        6,924        12,177
                                                    ------------  ------------
                                                         139,576       145,618
                                                    ------------  ------------
Operating expenses:
  Direct operating costs...........................       68,985        66,895
  Cost of equipment................................        9,144        13,054
  Depreciation and amortization....................       18,555        22,609
  Selling, general and administrative..............       13,445        10,998
                                                    ------------  ------------
                                                         110,129       113,556
                                                    ------------  ------------
Income from operations.............................       29,447        32,062
Other income (expense):
  Interest.........................................           15           168
  Other, net.......................................        1,447         4,187
                                                    ------------  ------------
Income before income taxes.........................       30,909        36,417
Provision for income taxes.........................      (11,952)      (10,937)
                                                    ------------  ------------
Income from combined companies.....................       18,957        25,480
Equity in earnings of long-term investments, net...        4,112         2,329
                                                    ------------  ------------
Net income.........................................       23,069        27,809
Other comprehensive loss, net of tax:
  Foreign currency translation adjustment..........          (48)         (377)
                                                    ------------  ------------
Other comprehensive income......................... $     23,021  $     27,432
                                                    ============  ============


   The accompanying notes are an integral part of these financial statements.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                        COMBINED STATEMENT OF CASH FLOWS

                     Years Ended December 31, 2000 and 1999

                                                        2000          1999
                                                    ------------  -------------
                                                    (in thousands of dollars)
Cash flows from operating activities:--
  Net income......................................      $ 23,069      $  27,809
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization.................        18,555         22,609
    Equity in earnings of long-term investments,
     net..........................................        (4,112)        (2,329)
    Distributions from long-term investments......         6,879            148
    Deferred income taxes.........................         5,364          5,133
    Gain on sales of property and equipment, net..        (1,461)        (1,439)
    Other, net....................................           (48)          (377)
    Changes in assets and liabilities:
      Accounts receivable.........................         6,623         (8,032)
      Inventories.................................        (3,121)        (4,537)
      Other current assets........................         2,570         (4,191)
      Accounts payable--trade.....................         1,816         (4,378)
      Payables to affiliates, net.................        31,668         55,977
      Accrued liabilities.........................          (426)         7,147
      Income taxes payable........................        (1,400)          (632)
                                                    ------------  -------------
        Net cash provided by operating
         activities...............................        85,976         92,908
                                                    ------------  -------------
Cash flows from investing activities:
  Capital expenditures............................       (43,052)       (53,852)
  Proceeds from sales of property and equipment...        10,605          3,578
  Repayments of advances to long-term
   investments....................................        10,969         10,771
  Contributions to long-term investments..........       (63,794)       (63,277)
                                                    ------------  -------------
        Net cash used in investing activities.....       (85,272)      (102,780)
                                                    ------------  -------------
Net increase (decrease) in cash and cash
 equivalents......................................           704         (9,872)
Cash and cash equivalents at beginning of year....         2,117         11,989
                                                    ------------  -------------
Cash and cash equivalents at end of year..........  $      2,821  $       2,117
                                                    ============  =============
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes........  $      7,136  $       6,147
                                                    ============  =============

   The accompanying notes are an integral part of these financial statements.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                  COMBINED STATEMENT OF OWNER'S NET INVESTMENT

                     Years Ended December 31, 2000 and 1999

                                                         2000          1999
                                                     ------------  ------------
                                                     (in thousands of dollars)
Balance at beginning of year........................ $    223,425  $    195,993
Net income..........................................       23,069        27,809
Other comprehensive loss............................          (48)         (377)
                                                     ------------  ------------
Balance at end of year.............................. $    246,446  $    223,425
                                                     ============  ============





   The accompanying notes are an integral part of these financial statements.

               GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          December 31, 2000 and 1999
                           (in thousands of dollars)

1. Basis of Presentation

    Production Operator's Corporation (POI) was founded in 1961 for the primary focus of originating the concept of contract gas compression services, which provided the energy industry with an alternative to operating gas compression. The Company has evolved into a highly focused energy services unit providing outsourcing specialty in gas compression project management and operation for worldwide clients engaged in gas gathering, injection, treating and processing applications. The Company offers all-inclusive gas handling services, which involve the engineering, fabrication, construction, installation, operation and maintenance of gas compression facilities. In May 1997, POI was acquired by Camco International Inc. (Camco). In August 1998, Camco was acquired by Schlumberger Technology Corporation (STC), a wholly-owned subsidiary of Schlumberger Limited (Schlumberger). The business combination was accounted for using the pooling-of-interests method. Accordingly, the historical-cost amounts of the assets and liabilities of POI have been retained. In December 2000, Schlumberger decided to exit the gas compression business. As such, the gas compression business included within POI has been offered for sale. The accompanying Combined Financial Statements present, in conformity with accounting principles generally accepted in the United States of America, the combined assets, liabilities, revenues and expenses related to the historical operations of the Gas Compression Business of Schlumberger (the Company or the Gas Compression Business).

    The accompanying Combined Financial Statements are presented on a carve-out basis and include the historical operations of the defined Company. Accordingly, Schlumberger's net investment in the Company (Owner's net investment) is shown in lieu of stockholder's equity in the Combined Financial Statements. The Combined Financial Statements included herein have been prepared from the Company's historical accounting records.

    The Combined Statement of Income and Other Comprehensive Income includes all revenues and costs directly attributable to the Company including costs for certain functions and services performed by centralized Schlumberger organizations and directly charged or allocated to the Company based on usage.

    All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

2. Accounting Policies

 Principles of Combination

      The accompanying Combined Financial Statements include the accounts of the Company (as defined). All significant intercompany accounts and transactions have been eliminated in combination. The equity method is used to account for investments in which the Company exerts significant influence.

 Revenue Recognition

      Revenues from compressor rentals are recognized as the rental services are performed.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    Revenues from equipment sales are recognized when legal title is transferred. During 1999, the Company sold new equipment, which was not included in property and equipment, approximating $12,300, and recognized a related gain on the sale of approximately $1,385.

 Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company's operations in foreign countries are calculated based on their respective functional currencies. The effect of exchange rate changes on cash balances held in foreign currencies was not material in 2000 or 1999.

 Concentrations of Credit Risk

    Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company believes that the credit risk in temporary cash investments that the Company has with financial institutions is minimal. The Company's revenues are derived principally from sales to clients in the oil and gas industry, including sales to state-owned foreign operating entities. This industry concentration has the potential to impact the Company's exposure to credit risk, either positively or negatively, because clients may be similarly affected by changes in economic or other conditions. The credit-worthiness of this client base is strong and the Company has not experienced significant credit losses on its receivables.

 Inventories

    Inventories consist of (1) parts and supplies recorded at the lower of average cost or market, and (2) work in progress, which reflects the cost of materials and services related to construction activities. Cost is determined using the average cost method.

 Property and Equipment

    Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

      Compression units.............................................    20 years
      Furniture, fixtures and equipment.............................   3-5 years
      Buildings and land improvements............................... 35-40 years
      Pipelines and plants 5 years..................................     5 years

    During 2000, the Company changed its estimated useful lives for compression units from 10-12 years to 20 years. The change has been accounted for on a prospective basis. Depreciation and amortization expense decreased approximately $6,000 in 2000 as a result of the change.

    Major improvements that extend the useful life of an asset are capitalized. Maintenance and repair costs are expensed as incurred. When properties and equipment are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


 Long-Lived Assets

    The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If an impairment loss exists, the resulting write-down would be the difference between fair market value and the related net book value. There were no impairments recorded in 2000 or 1999.

 Income Taxes

    The Company's operating results historically have been included in Schlumberger's consolidated US and state income tax returns and in tax returns of Schlumberger's foreign subsidiaries. The provision for income taxes reflected in the Company's Combined Financial Statements has been determined on a separate return basis.

    Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Foreign Currency Translation

    The financial statements of subsidiaries outside the U.S., except those located in highly inflationary economies, are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting gains and losses from the translation of accounts are included in accumulated other comprehensive income. For subsidiaries located in highly inflationary economies, transaction gains and losses are included in net income.

 Other Comprehensive Income

    Components of other comprehensive income are net income and all changes in equity during a period except those resulting from transactions with owners. Accumulated other comprehensive loss, which is a component of owner's net investment, consists solely of the foreign currency translation adjustment.

 Fair Value of Financial Instruments

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value because of their short-term maturities.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


 Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

 Recently Issued Accounting Pronouncement

    In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value will be recorded each period in either current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if so, the type of hedge transaction. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 will not have a significant effect on the Company's financial position, results of operations or cash flows.

3. Inventories

      Inventories at December 31, 2000 and 1999 consisted of the following:

                                                                  2000    1999
                                                                -------- -------
   Parts and supplies.......................................... $ 11,844 $ 8,560
   Work in progress............................................    2,119   2,282
                                                                -------- -------
                                                                $ 13,963 $10,842
                                                                ======== =======

4. Property and Equipment

    Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                             2000       1999
                                                           ---------  ---------
   Compression units...................................... $ 420,657  $ 398,349
   Furniture, fixtures and equipment......................    13,148     11,751
   Building and land improvements.........................     9,817      9,745
   Pipelines and plants...................................     1,597      4,952
   Land...................................................       436        436
                                                           ---------  ---------
                                                             445,655    425,233
   Accumulated depreciation...............................  (150,924)  (145,910)
                                                           ---------  ---------
   Net property and equipment............................. $ 294,731  $ 279,323
                                                           =========  =========

    Assets under construction of $39,927 and $52,504 are included in compression units at December 31, 2000 and 1999, respectively. Depreciation expense totaled $18,500 and $22,554 for the years ended December 31, 2000 and 1999, respectively.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


5. Long-Term Investments

      Long-term investments consisted of the following amounts:

                            Wilpro-  Wilpro-
                             Pigap     El     Wilpro-
                              II     Furrial   Guara    Simco   Equipo   Total
                            -------  -------  -------  -------  ------  --------
   Investment at December
    31, 1998...............          $13,975  $3,600   $ 1,754  $ 367   $ 19,696
   1999 contributions...... $41,941    7,866   1,932    11,538            63,277
   1999 distributions......                                      (148)      (148)
   Repayment of advances...  (3,600)                    (7,171)          (10,771)
   Equity income (loss)....            1,492     (25)      492    370      2,329
                            -------  -------  ------   -------  -----   --------
   Investment at December
    31, 1999...............  38,341   23,333   5,507     6,613    589     74,383
   2000 contributions......  42,885    6,563            14,346            63,794
   2000 distributions......           (6,380)                    (499)    (6,879)
   Repayment of advances...           (4,579)           (6,390)          (10,969)
   Equity income (loss)....    (153)   3,614    (324)      747    228      4,112
                            -------  -------  ------   -------  -----   --------
   Investment at December
    31, 2000............... $81,073  $22,551  $5,183   $15,316  $ 318   $124,441
                            =======  =======  ======   =======  =====   ========

    The investments in joint ventures are accounted for using the equity method of accounting as the Company has the ability to exercise significant influence over each joint venture. The Company's ownership interest and the location of each joint venture is as follows:

                                                             Ownership
                                                             Interest  Location
                                                             --------- ---------
   Wilpro--Pigap II.........................................   30.0%   Venezuela
   Wilpro--El Furrial.......................................   33.3%   Venezuela
   Wilpro--Guara............................................   50.0%   Venezuela
   Simco....................................................   35.5%   Venezuela
   Equipo...................................................   16.0%   Colombia

6. Accrued Liabilities

    Accrued liabilities at December 31, 2000 and 1999 consisted of the following:

                                                                 2000    1999
                                                                ------- -------
      Accrued salaries and benefits............................ $ 8,154 $ 3,658
      Deferred income..........................................   1,848   2,796
      State and local taxes....................................   3,929   5,528
      Cash overdrafts..........................................   1,971   1,364
      Other accrued liabilities................................   1,708   4,690
                                                                ------- -------
                                                                $17,610 $18,036
                                                                ======= =======

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


7. Income Taxes

    The components of income before income taxes for the years ended December 31, 2000 and 1999 were as follows:

                                                                  2000    1999
                                                                 ------- -------
      Domestic.................................................. $30,546 $29,830
      Foreign...................................................     363   6,587
                                                                 ------- -------
                                                                 $30,909 $36,417
                                                                 ======= =======

    The provision for income taxes for the years ended December 31, 2000 and 1999 consisted of the following:

                                                                  2000    1999
                                                                 ------- -------
      Current tax expense:
        Federal................................................. $ 5,479 $ 3,791
        State...................................................     352     213
        Foreign.................................................     757   1,800
                                                                 ------- -------
          Total current.........................................   6,588   5,804
                                                                 ------- -------
      Deferred tax expense:
        Federal.................................................   5,040   4,863
        State...................................................     324     270
                                                                 ------- -------
          Total deferred........................................   5,364   5,133
                                                                 ------- -------
          Total provision....................................... $11,952 $10,937
                                                                 ======= =======

    The income tax expense for 2000 and 1999 resulted in effective tax rates of 38.7% and 30.0%, respectively. The reasons for the differences between these effective tax rates and the U.S. statutory rate of 35% for the years ended December 31, 2000 and 1999 are as follows:

                                                                2000     1999
                                                               -------  -------
      Federal income tax at statutory rates................    $10,818  $12,746
      State income taxes, net of federal income tax benefit..      676      484
      Impact of foreign operations...........................      528   (1,021)
      Other, net.............................................      (70)  (1,272)
                                                               -------  -------
                                                               $11,952  $10,937
                                                               =======  =======

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    Deferred tax liabilities at December 31, 2000 and 1999 are comprised of the following:

                                                             2000       1999
                                                           ---------  --------
      Deferred tax assets:
        Receivables....................................... $   3,042  $  3,243
        Employee related accruals.........................     2,059     1,228
        Inventory.........................................       743       540
                                                           ---------  --------
          Gross deferred tax assets.......................     5,844     5,011
                                                           ---------  --------
      Deferred tax liabilities:
        Property and equipment............................   (37,795)  (34,288)
        Other.............................................      (318)     (386)
                                                           ---------  --------
          Gross deferred tax liabilities..................   (38,113)  (34,674)
                                                           ---------  --------
                                                           $(32,269)  $(29,663)
                                                           =========  ========

    The Company has not recorded a deferred income tax liability for additional income taxes that would result from the distribution of earnings of its foreign subsidiaries if they were actually repatriated. The Company intends to indefinitely reinvest the undistributed earnings of its foreign subsidiaries.

8. Pension and Other Benefit Plans

 US Pension Plans

    Schlumberger and its US subsidiaries sponsor several defined benefit pension plans that cover substantially all of the employees of the Gas Compression Business. The benefits are based on years of service and compensation on a career-average pay basis. These plans are fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

    The assumed discount rate, compensation increases and return on plan assets used to determine pension expense in 2000 were 7.75%, 4.5% and 9%, respectively. In 1999, the assumptions were 7.0%, 4.5% and 9%, respectively.

    Net pension cost allocated to the Company in the US for 2000 and 1999 included the following components:

                                                                   2000   1999
                                                                  ------ ------
      Service cost--benefits earned during the period............ $1,146 $1,286
      Interest cost on projected benefit obligation..............    118
      Amount of loss recognized..................................      6
                                                                  ------ ------
      Net pension cost........................................... $1,270 $1,286
                                                                  ====== ======

    Effective January 1, 2000, Schlumberger and its subsidiaries amended their pension plans to improve retirement benefits for active employees.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    The change in the projected benefit obligation, plan assets and funded status of the plans on December 31, 2000 and 1999, was as follows:

                                                             2000     1999
                                                            -------  -------
      Projected benefit obligation at beginning of the
       year................................................ $ 1,524
      Service cost.........................................   1,146  $ 1,286
      Interest cost........................................     118
      Actuarial losses.....................................     134      238
                                                            -------  -------
      Projected benefit obligation at end of the year...... $ 2,922  $ 1,524
                                                            -------  -------
      Plan assets at market value at end of the year....... $    --  $    --
      Excess of assets over projected benefit obligation... $(2,922) $(1,524)
      Unrecognized net loss................................     366      238
                                                            -------  -------
      Pension liability.................................... $(2,556) $(1,286)
                                                            =======  =======

    The assumed discount rate, the rate of compensation increases and the expected long-term rate of return on plan assets used to determine the projected benefit obligation were 7.5%, 4.5% and 9%, respectively, in 2000, and 7.75%, 4.5% and 9%, respectively, in 1999.

 Non-US Pension Plans

    Outside the US, subsidiaries of Schlumberger sponsor several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service.

    None of the non-US defined benefit plans are significant.

 Other Deferred Benefits

    In addition to providing pension benefits, Schlumberger and its subsidiaries have other deferred benefit programs. Expenses allocated to the Company for these programs were $2,370 and $546 in 2000 and 1999, respectively.

 Health Care Benefits

    Schlumberger and its US subsidiary provide health care benefits for certain active employees. The cost of providing these benefits is recognized by the Company as expense when incurred and aggregated $2,715 and $2,074 in 2000 and 1999, respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

 Postretirement Benefits Other Than Pensions

    Schlumberger provides certain health care benefits to former employees who have retired under the US pension plans.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    The principal actuarial assumptions used to measure costs were a discount rate of 7.75% in 2000 and 7.0% in 1999. The overall medical cost trend rate assumption beginning December 31, 1996, was 9% graded to 5% over the next six years and 5% thereafter. Previously the overall assumption had been 10% graded to 6% over the next six years and 6% thereafter.

      Net periodic postretirement benefit cost allocated to the Company in the US for 2000 and 1999, included the following components:

                                                                  2000   1999
                                                                 ------ ------
      Service cost--benefits earned during the period........... $  472 $  491
      Interest cost on accumulated postretirement benefit
       obligation...............................................    456    382
      Amount of prior service cost recognized...................    510    510
                                                                 ------ ------
                                                                 $1,438 $1,383
                                                                 ====== ======

    The change in accumulated postretirement benefit obligation, plan assets and funded status on December 31, 2000 and 1999 was as follows:

                                                             2000     1999
                                                            -------  -------
      Accumulated postretirement benefit obligation at
       beginning of the year............................... $ 5,881  $ 5,464
      Service cost.........................................     472      491
      Interest cost........................................     456      382
      Actuarial (gains) losses.............................     330     (456)
                                                            -------  -------
      Accumulated postretirement benefit obligation at end
       of year............................................. $ 7,139  $ 5,881
                                                            =======  =======
      Plan assets at market value at end of the year....... $    --  $    --
                                                            =======  =======
      Excess of assets over benefit obligation.............  (7,139)  (5,881)
      Unrecognized net gain................................    (126)    (456)
      Unrecognized prior service cost......................   4,444    4,954
                                                            -------  -------
      Postretirement benefit liability at end of year...... $(2,821) $(1,383)
                                                            =======  =======

    The components of the accumulated postretirement benefit obligation on December 31, 2000 and 1999 were as follows:

                                                                    2000   1999
                                                                   ------ ------
      Fully eligible.............................................. $2,448 $2,199
      Actives.....................................................  4,691  3,682
                                                                   ------ ------
                                                                   $7,139 $5,881
                                                                   ====== ======

    The assumed discount rate used to determine the accumulated postretirement benefit obligation was 7.5% for 2000 and 7.75% for 1999.

    If the assumed medical cost trend rate was increased by one percentage point, service cost in 2000 would have been $601, interest cost in 2000 would have been $555 and the accumulated postretirement benefit obligation would have been $8,746 on December 31, 2000.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    If the assumed medical cost trend rate was decreased by one percentage point, service cost in 2000 would have been $375, interest cost in 2000 would have been $378 and the accumulated postretirement benefit obligation would have been $5,886 on December 31, 2000.

9. Stock Compensation Plans

    As of December 31, 2000, Schlumberger had two types of stock-based compensation plans, which are described below. Employees of the Company participated in both types of plans. Schlumberger applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans and its stock purchase plan. Had compensation cost for the stock-based Schlumberger plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, the Company's net income would have been the pro forma amounts indicated below:

                                                                  2000    1999
                                                                 ------- -------
     Net income:
       As reported.............................................. $23,069 $27,809
       Pro forma................................................ $22,853 $27,659

Stock Option Plans

    During 2000 and 1999 and in prior years, officers and key employees of the Company were granted stock options under Schlumberger stock option plans. For all of the stock options granted, the exercise price of each option equals the market price of Schlumberger stock on the date of grant; an option's maximum term is ten years, and options generally vest in 20% increments over five years.

    As required by SFAS 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 2000 and 1999: dividend of $0.75; expected volatility of 30% - 33% for 2000 grants, 28% - 30% for 1999 grants; risk-free interest rates for the 2000 grants of 5.69% - 6.72% for the 2000 grants to all other employees; risk-free interest rates for the 1999 grants of 5.61% - 6.25% for the 1999 grants to all other employees; and expected option lives of 5.49 years for other employees for 2000 grants and
5.28 years for other employees for 1999 grants.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


    A summary of the status of the Schlumberger stock option plans as they relate to the Company as of December 31, 2000 and 1999, and changes during the years ending on those dates is presented below (actual amounts):

                                               2000              1999(1)
                                        ------------------- ------------------
                                                  Weighted-          Weighted-
                                                   average            average
                                                  exercise           exercise
Fixed Options                            Shares     price   Shares     price
-------------                           --------  --------- -------  ---------
Outstanding at beginning of year.......  320,255   $32.01   377,300   $26.75
Granted................................   33,000   $81.66    43,678   $55.10
Exercised.............................. (186,709)  $19.66   (80,297)  $16.63
Forfeited..............................   (7,615)  $46.28   (20,426)  $45.28
                                        --------            -------
Outstanding at year-end................  158,931   $56.13   320,255   $32.01
                                        ========            =======
Options exercisable at year-end........   63,247            225,298
Weighted-average fair value of options
 granted during the year...............   $30.44             $18.03

--------
(1) Shares and exercise price have been restated to reflect adjustments made as a result of the spin-off of Sedco Forex, in accordance with EITF Issue 90-9, "Charges to Fixed Employee Stock Option Plans as Result of Equity Restructuring."

    The following table summarizes information concerning currently outstanding and exercisable options by three ranges of exercise prices on December 31, 2000 (actual amounts):

                               Options outstanding         Options exercisable
                        --------------------------------- ---------------------
                                     Weighted-
                          Number      average   Weighted-   Number    Weighted-
                        outstanding  remaining   average  exercisable  average
      Range of             as of    contractual exercise     as of    exercise
      exercise prices    12/31/00      life       price    12/31/00     price
      ---------------   ----------- ----------- --------- ----------- ---------
      $ 3.83 - $38.47      30,147      5.31      $27.71     24,949     $27.65
      $42.17 - $71.32      89,392      7.83      $55.61     34,008     $55.73
      $73.03 - $82.35      39,392      9.25      $82.12      4,290     $82.35
                          -------                           ------
                          158,931      7.71      $56.13     63,247     $46.46
                          =======                           ======

Employee Stock Purchase Plan

    Under the Schlumberger Discounted Stock Purchase Plan, Schlumberger is authorized to issue up to 22,012 shares of common stock to its employees. Under the terms of the Plan, employees can choose each year to have up to 10% of their annual earnings withheld to purchase Schlumberger common stock. The purchase price of the stock is 85% of the lower of its beginning or end of the Plan year market price. Under the Plan, Schlumberger sold 1,431 and 1,325 shares to employees in 2000 and 1999, respectively. Compensation cost has been computed for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 2000 and 1999: Dividend of $0.75; expected life of one year; expected volatility of 38% for 2000 and 40% for 1999; and risk-free interest rates of 5.71% for 2000 and 5.33% for 1999. The weighted-average fair value of those purchase rights granted in 2000 and 1999 was $23 and $20, respectively.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           December 31, 2000 and 1999
                           (in thousands of dollars)


10. Related Party Transactions

    See Note 5 for related party investments.

    The Combined Financial Statements include allocations of certain corporate expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs. These allocations are from various corporate entities existing within Schlumberger. These allocations have been determined on bases that Schlumberger and the Company consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others. These allocations resulted in charges of $3,533 and $564 being recorded in the Company's results of operations for 2000 and 1999, respectively.

    In certain countries, the Company participates in Schlumberger's centralized treasury and cash processes. In these countries, cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism. The net payables to affiliates balance on the accompanying combined balance sheet relates to borrowings from and advances to the Schlumberger centralized cash pool.

    The net payables to affiliates balances included in the combined balance sheet represent amounts arising from intercompany transactions entered into by the Company to settle outstanding intercompany receivables and payables with other Schlumberger entities.

    In certain countries, there are formal tax sharing arrangements between the Company and the respective entity of Schlumberger. In certain countries, the Company is a division of the Schlumberger legal entity that is the ultimate tax payer in that jurisdiction.

11. Commitments and Contingencies

    Rent expense for 2000 and 1999 was approximately $2,278 and $1,690, respectively. Commitments for future minimum rental payments are $1,637, $938, $331, $13 and $8 for 2001, 2002, 2003, 2004 and 2005, respectively.

    In the ordinary course of business, the Company is involved in various pending or threatened legal actions. While management is unable to predict the ultimate outcome of these actions, it believes that any ultimate liability arising from these actions will not have a material adverse effect on its combined financial position, operating results or cash flows.

    The Company has no commitments or contingent liabilities which, in the judgment of management, would result in losses that would materially affect its combined financial position, operating results or cash flows.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                             COMBINED BALANCE SHEET

                      March 31, 2001 and December 31, 2000
                           (in thousands of dollars)

                                                             March    December
                                                              2001      2000
                                                            --------  --------
                                     ASSETS
Current Assets:
  Cash and cash equivalents................................ $  2,634  $  2,821
  Accounts receivable, net of allowance for doubtful
   accounts of $257 and $242, respectively.................   24,390    23,871
  Receivables from affiliates..............................    2,798     5,064
  Inventories..............................................   16,259    13,963
  Prepaid Taxes............................................    8,087     7,977
  Other current assets.....................................    8,306    10,011
                                                            --------  --------
    Total current assets...................................   62,474    63,707
  Property and equipment, net..............................  314,593   294,731
  Long-term investments....................................  130,290   124,441
  Other assets.............................................      900       925
                                                            --------  --------
    Total assets........................................... $508,257  $483,804
                                                            ========  ========

                     LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities:
  Accounts payable--trade.................................. $  9,359  $  7,051
  Payables to affiliates...................................  186,452   177,249
  Accrued liabilities......................................   20,666    17,610
  Income taxes payable.....................................    6,254     3,179
                                                            --------  --------
    Total current liabilities..............................  222,731   205,089
  Deferred taxes on income.................................   32,269    32,269
                                                            --------  --------
    Total liabilities......................................  255,000   237,358
  Commitments and contingencies
  Owner's net investment...................................  253,707   246,871
  Accumulated other comprehensive loss.....................     (450)     (425)
                                                            --------  --------
    Total owner's net investment and accumulated other
     comprehensive loss....................................  253,257   246,446
                                                            --------  --------
    Total liabilities and owner's net investment........... $508,257  $483,804
                                                            ========  ========

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

          COMBINED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME

           For the Three Month Periods Ended March 31, 2001 and 2000
                           (in thousands of dollars)

                                                                March    March
                                                                2001     2000
                                                               -------  -------
Operating revenues:
  Compressor Rentals.......................................... $33,197  $30,280
  Equipment Sales.............................................     650    1,500
  Other.......................................................   1,741    1,826
                                                               -------  -------
                                                                35,588   33,606
                                                               -------  -------
Operating expenses:
  Direct operating costs......................................  19,003   16,859
  Cost of equipment...........................................     602    1,046
  Depreciation and amortization...............................   4,482    6,060
  Selling, general and administrative.........................   3,470    3,370
                                                               -------  -------
                                                                27,557   27,335
                                                               -------  -------
Income from operations........................................   8,031    6,271
Other income (expense):
  Interest....................................................      15        1
  Other, net..................................................     361      369
                                                               -------  -------
Income before income taxes....................................   8,407    6,641
Provision for income taxes....................................  (3,244)  (2,583)
                                                               -------  -------
Income from combined companies................................   5,163    4,058
Equity in earnings of long-term investments, net..............   1,673      669
                                                               -------  -------
Net income....................................................   6,836    4,727
Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustment.....................     (25)      33
                                                               -------  -------
Other comprehensive income.................................... $ 6,811  $ 4,760
                                                               =======  =======

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                        COMBINED STATEMENT OF CASH FLOWS

            For the Three Month Period Ended March 31, 2001 and 2000
                           (in thousands of dollars)

                                                             March     March
                                                              2001      2000
                                                            --------  --------
Cash flows from operating activities:
 Net Income................................................ $  6,836  $  4,727
  Adjustments to reconcile to net income to net cash
   provided by operating activities:
   Depreciation and amortization...........................    4,482     6,060
   Equity in earnings of long-term investments, net........   (1,673)     (669)
   Distributions from long-term investments................    3,000       155
   Deferred income taxes...................................             15,242
   Gain on sales of property and equipment, net............      (35)     (441)
   Other, net..............................................      (25)       33
   Changes in assets and liabilities:
    Accounts receivable....................................     (519)    8,562
    Receivables from affiliates............................    2,266    (1,950)
    Inventories............................................   (2,296)   (5,580)
    Prepaid taxes..........................................     (110)      725
    Other current assets...................................    1,705     4,829
    Accounts payable--trade................................    2,308       798
    Payables to affiliates.................................    9,203     1,403
    Accrued liabilities....................................    3,056    (3,770)
    Income taxes payable...................................    3,075   (10,854)
                                                            --------  --------
     Net cash provided by operating activities.............   31,273    19,270
                                                            --------  --------
Cash flows from investing activities:
 Capital expenditures......................................  (24,934)   (6,768)
 Proceeds from sales of property and equipment.............      650     1,500
 Contributions to long-term investments....................   (7,176)  (13,941)
                                                            --------  --------
     Net cash used in investing activities.................  (31,460)  (19,209)
                                                            --------  --------
Net increase (decrease) in cash and cash equivalents.......     (187)       61
Cash and cash equivalents at beginning of year.............    2,821     2,117
                                                            --------  --------
Cash and cash equivalents at end of period................. $  2,634  $  2,178
                                                            ========  ========

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                  COMBINED STATEMENT OF OWNER'S NET INVESTMENT

          For the Periods Ended March 31, December 31, 2001 and 2000
                           (in thousands of dollars)

                                                              March    December
                                                               2001      2000
                                                             --------  --------
Balance at beginning of year................................ $246,446  $223,425
Net income..................................................    6,836    23,069
Other comprehensive income (loss)...........................      (25)      (48)
                                                             --------  --------
Balance at end of period.................................... $253,257  $246,446
                                                             ========  ========

               GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                           (in thousands of dollars)

1. Basis of Presentation

    The accompanying unaudited combined financial statements of the Gas Compression Business of Schlumberger (the Company or the Gas Compression Business) included herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations to which the Company is subject. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is the opinion of management that the information furnished includes all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods indicated. The combined financial statement information included herein should be read in conjunction with the audited combined financial statements for the years ended December 31, 2000 and 1999. These interim results are not necessarily indicative of results for a full year.

2. Inventories

    Inventories at March 31, 2001 and December 31, 2000 consisted of the following:

                                                                 March  December
                                                                 2001     2000
                                                                ------- --------
     Parts and Supplies........................................ $12,370 $11,844
     Work in progress..........................................   3,889   2,119
                                                                ------- -------
                                                                $16,259 $13,963
                                                                ======= =======

3. Property and Equipment

    Property and equipment at March 31, 2001 and December 31, 2000 consisted of the following:

                                                             March    December
                                                             2001       2000
                                                           ---------  ---------
   Compression Units...................................... $ 445,162  $ 420,657
   Furniture, fixtures and equipment......................    13,429     13,148
   Building and land improvements.........................     9,913      9,817
   Pipelines and plants...................................     1,597      1,597
   Land...................................................       436        436
                                                           ---------  ---------
                                                             470,537    445,655
   Accumulated Depreciation...............................  (155,944)  (150,924)
                                                           ---------  ---------
   Net Property and equipment............................. $ 314,593  $ 294,731
                                                           =========  =========

    Assets under construction of $59,110 and $39,927 are included in compression units at March 31, 2001 and December 31, 2000, respectively.

                GAS COMPRESSION BUSINESS OF SCHLUMBERGER LIMITED

                           (in thousands of dollars)


4. Long-Term Investments

    Long-term investments consisted of the following amounts:

                         Wilpro--   Wilpro--  Wilpro--
                         Pigap II  El Furrial  Guara    Simco  Equipo  Total
                         --------  ---------- -------- ------- ------ --------
Investment at December
 31, 2000............... $81,073    $22,551    $5,183  $15,316  $318  $124,441
2001 Contributions......   6,450        726                              7,176
2001 Distributions......             (3,000)                            (3,000)
Equity Income (loss)....    (272)     1,266        50      617    12     1,673
                         -------    -------    ------  -------  ----  --------
Investment at March 31,
 2001................... $87,251    $21,543    $5,233  $15,933  $330  $130,290
                         =======    =======    ======  =======  ====  ========

    The investments in joint ventures are accounted for using the equity method of accounting as the Company has ability to exercise significant influence over each joint venture. The Company's ownership interest and the location of each joint venture is as follows:

                                                             Ownership
                                                             Interest  Location
                                                             --------- ---------
      Wilpro--Pigap II......................................   30.0%   Venezuela
      Wilpro--El Furrial....................................   33.3%   Venezuela
      Wilpro--Guara.........................................   50.0%   Venezuela
      Simco.................................................   35.5%   Venezuela
      Equipo................................................   16.0%    Colombia

5. Accrued Liabilities

    Accrued liabilities at March 31, 2001 and December 31, 2000 consisted of the following:

                                                                 March  December
                                                                 2001     2000
                                                                ------- --------
      Accrued salaries and benefits............................ $ 8,267 $ 8,154
      Deferred Income..........................................   2,637   1,848
      State and local taxes....................................   3,228   3,929
      Cash overdrafts..........................................   2,130   1,971
      Other accrued liabilities................................   4,404   1,708
                                                                ------- -------
                                                                $20,666 $17,610
                                                                ======= =======

                                 ATTACHMENT B


               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                         OF HANOVER COMPRESSOR COMPANY
                                  (UNAUDITED)

    On June 27, 2001, Hanover signed a definitive agreement to acquire Production Operators Corporation and related assets (collectively, "POI") from Schlumberger for total consideration of $761 million in cash, common stock and indebtedness, subject to certain post-closing adjustments pursuant to the purchase agreement (the "POI Acquisition"). The POI Acquisition will be accounted for as a purchase and is expected to close in August 2001.

    In September 2000, Hanover acquired the compression services division of Dresser-Rand Company ("CSD-DR") from Ingersoll-Rand Company for approximately $177 million of the Company's common stock and cash, subject to certain post-closing adjustments pursuant to the acquisition agreement which to date have resulted in an increase in the purchase price to approximately $194 million due to increases in net assets acquired (the "DR Acquisition"). The DR Acquisition was accounted for as a purchase and the results of operations for the acquired business have been included in Hanover's historical financial statements commencing September 1, 2000. The pro forma financial data is not adjusted to reflect the pro forma effect of our acquisitions of Applied Process Solutions, Inc., completed in June 2000, PAMCO Services International, completed in July 2000, or OEC Compression Corporation, completed in March 2001, none of which are significant.

    The accompanying pro forma combined condensed balance sheet as of March 31, 2001 has been prepared as if the POI Acquisition, which is expected to close in August 2001, was consummated as of March 31, 2001. The accompanying pro forma combined condensed statements of operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 present the pro forma results of operations of Hanover as if the DR Acquisition and POI Acquisition had occurred on January 1, 2000. The accompanying pro forma combined condensed balance sheet and statements of operations should be read in conjunction with Hanover's Consolidated Financial Statements and related notes thereto for the year ended December 31, 2000 and the three months ended March 31, 2001, POI's combined financial statements for the year ended December 31, 2000 and the three months ended March 31, 2001, and CSD-DR's combined financial statements for the year ended December 31, 1999 and the six months ended June 30, 2000.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              As of March 31, 2001
                      (in thousands, except share amounts)

                                   HISTORICAL              PRO FORMA
                               --------------------  --------------------------
                                                         POI          Hanover
                                Hanover      POI     Adjustments      Combined
                               ----------  --------  -----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents..  $   99,436  $  2,634   $  (2,634)(1)  $  129,714
                                                       (270,000)(2)
                                                        300,278 (3)
  Accounts receivable, net...     216,427    24,390                     240,817
  Accounts receivable,
   affiliate.................                 2,798      (2,798)(4)
  Inventory..................     196,471    16,259                     212,730
  Costs and estimated
   earnings in excess of
   billings on uncompleted
   contracts.................      51,774                                51,774
  Prepaid taxes and other
   current assets............      38,236    16,393                      54,629
                               ----------  --------   ---------      ----------
    Total current assets.....     602,344    62,474      24,846         689,664
                               ----------  --------   ---------      ----------
Property, plant and
 equipment, net..............     724,101   314,593    (314,593)(5)     829,823
                                                        415,000 (5)
                                                       (309,278)(3)
Goodwill, net................     165,674               114,983 (6)     280,657
Intangible and other assets..      66,298   131,190   (130,290) (7)     243,698
                                                        167,500 (7)
                                                          9,000 (3)
                               ----------  --------   ---------      ----------
    Total assets.............  $1,558,417  $508,257   $ (22,832)     $2,043,842
                               ==========  ========   =========      ==========
LIABILITIES AND COMMON STOCKHOLDERS'
 EQUITY
Current liabilities:
  Current maturities of long-
   term debt.................  $    2,837                            $    2,837
  Short-term notes payable...       2,323                                 2,323
  Accounts payable, trade and     156,630  $ 36,279   $  (6,254)(4)     207,655
   accrued liabilities.......
                                                         21,000 (8)
  Payables to affiliates,
   net.......................               186,452    (186,452)(4)
  Advance billings...........      41,160                                41,160
  Billings on uncompleted
   contracts in excess of
   costs and estimated
   earnings..................       9,196                                 9,196
                               ----------  --------   ---------      ----------
    Total current
     liabilities.............     212,146   222,731    (171,706)        263,171
                               ----------  --------   ---------      ----------
Long-term debt...............     196,122               150,000 (2)     404,122
                                                         58,000 (2)
Deferred income taxes........     118,628    32,269     (32,269)(4)     118,628
Other liabilities............     163,893                               163,893
                               ----------  --------   ---------      ----------
    Total liabilities........     690,789   255,000       4,025         949,814
                               ----------  --------   ---------      ----------
Mandatory redeemable
 convertible preferred
 securities..................      86,250                                86,250
Commitments and
 contingencies...............
Common stockholders' equity:
  Common stock, $.001 par
   value: 200 million shares
   authorized; 70,181,136
   historical shares issued
   and outstanding
   (78,888,828 pro forma
   shares issued and
   outstanding)..............          70                     9 (10)         79
  Additional paid-in
   capital...................     606,484   253,707    (253,707)(9)     832,875
                                                        226,391 (10)
  Notes receivable-employee
   stockholders..............      (1,499)                               (1,499)
  Accumulated other
   comprehensive loss........        (484)     (450)        450 (9)        (484)
  Retained earnings..........     177,524                               177,524
  Treasury stock 75,739
   shares at cost............        (717)                                 (717)
                               ----------  --------   ---------      ----------
    Total common
     stockholders' equity....     781,378   253,257     (26,857)      1,007,778
                               ----------  --------   ---------      ----------
                               $1,558,417  $508,257   $ (22,832)     $2,043,842
                               ==========  ========   =========      ==========

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

                       Three Months Ended March 31, 2001
                    (in thousands, except per share amounts)

                                           Historical         Pro Forma
                                        ---------------- ----------------------
                                                             POI       Hanover
                                        Hanover  POI(a)  Adjustments   Combined
                                        -------- ------- -----------   --------
Revenues and other..................... $219,764 $38,538               $258,302
Expenses
  Operating............................  130,031  19,605   $(1,416)(d)  148,220
  Selling, general and administrative..   19,977   3,470                 23,447
  Depreciation and amortization........   16,867   4,482    (4,482)(e)   19,798
                                                             1,777 (f)
                                                             1,154 (g)
  Leasing expense......................   15,288             7,087 (i)   22,375
  Interest expense.....................    2,704             3,187 (j)    5,891
  Distributions on mandatorily
   redeemable convertible preferred
   securities..........................    1,593                          1,593
  Other................................    2,992                          2,992
                                        -------- -------   -------     --------
                                         189,452  27,557   $ 7,307     $224,316
                                        -------- -------   -------     --------
Income before income taxes.............   30,312  10,981    (7,307)      33,986
Provision (benefit) for income taxes...   11,519   4,145    (2,749)(k)   12,915
                                        -------- -------   -------     --------
Net income............................. $ 18,793 $ 6,836   $(4,558)    $ 21,071
                                        ======== =======   =======     ========

Weighted average common and common
 equivalent shares outstanding:
  Basic................................   66,869             8,708 (l)   75,577
                                        ========           =======     ========
  Diluted..............................   75,904             8,708 (l)   84,612
                                        ========           =======     ========
Earnings per common share
  Basic................................ $   0.28                       $   0.28
                                        ========                       ========
  Diluted(m)........................... $   0.26                       $   0.26
                                        ========                       ========

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          Year Ended December 31, 2000
                    (in thousands, except per share amounts)

                                Historical                     Pro Forma
                         -------------------------  -------------------------------------
                                                        POI          CSD-DR      Hanover
                         Hanover   POI(a)  CSD-DR   Adjustments    Adjustments   Combined
                         -------- -------- -------  -----------    -----------   --------
Revenues and other...... $603,829 $147,364 $61,056                   $(4,592)(b) $807,657
Expenses:
  Operating.............  342,545   78,129  52,263   $ (4,698)(d)     (5,368)(b)  458,325
                                                                      (3,418)(c)
                                                                      (1,128)(d)
  Selling, general and
   administrative.......   54,606   13,445   7,578                      (957)(c)   74,672
  Depreciation and
   amortization.........   52,882   18,555            (18,555)(e)      4,375 (c)   70,361
                                                        7,107 (f)     (4,375)(e)
                                                        4,614 (g)      4,606 (f)
                                                                       1,152 (h)
  Leasing expense.......   45,484                      28,348 (i)                  73,832
  Interest expense......    8,473            1,774     12,750 (j)     (1,774)(e)   26,801
                                                                       5,578 (j)
  Distributions on
   mandatorily
   redeemable
   convertible preferred
   securities...........    6,369                                                   6,369
                         -------- -------- -------   --------        -------     --------
                          510,359  110,129  61,615     29,566         (1,309)     710,360
                         -------- -------- -------   --------        -------     --------
Income before income
 taxes..................   93,470   37,235    (559)   (29,566)        (3,283)      97,297
Provision (benefit) for
 income taxes...........   34,771   14,166     200    (11,313)(k)     (1,629)(k)   36,195
                         -------- -------- -------   --------        -------     --------
Net Income.............. $ 58,699 $ 23,069 $  (759)  $(18,253)       $(1,654)    $ 61,102
                         ======== ======== =======   ========        =======     ========
Weighted average common
 and common equivalent
 shares outstanding:
  Basic.................   61,831                       8,708 (l)      2,613 (l)   73,152
                         ========                    ========        =======     ========
  Diluted...............   71,192                       8,708 (l)      2,613 (l)   82,513
                         ========                    ========        =======     ========
Earnings per common
 shares
  Basic................. $   0.95                                                $   0.84
                         ========                                                ========
  Diluted(m)............ $   0.88                                                $   0.79
                         ========                                                ========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                         OF HANOVER COMPRESSOR COMPANY

    The accompanying unaudited pro forma combined condensed financial statements for Hanover have been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of Hanover for the year ended December 31, 2000 and the historical unaudited consolidated financial statements for the three months ended March 31, 2001 included in this offering memorandum. The historical information for Production Operators Corporation and related assets (collectively, "POI") have been obtained from the historical combined financial statements of POI for the year ended December 31, 2000 and the historical unaudited combined financial statements of POI for the three months ended March 31, 2001 included in this offering memorandum. The historical information for the compression services division of Dresser-Rand Company ("CSD-DR") is for the eight months ended August 31, 2000. Historical financial statements for CSD-DR as of June 30, 2000 and December 31, 1999 have been included in Hanover's Current Report on Form 8-K/A dated November 13, 2000.

    The acquisition of POI has not been consummated and therefore the purchase price allocation is based on preliminary assumptions and estimates which will change as more information becomes available following the closing of the acquisition. Therefore, the Pro Forma Financial Statements are based on certain assumptions and preliminary estimates that are subject to change. The Pro Forma Statements of Operations do not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed on the date indicated or which may be obtained in the future.

    In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, amortization of goodwill to earnings will be discontinued. However, goodwill will be reviewed for impairment annually or whenever events indicate impairment may have occurred. SFAS No. 142 is effective for Hanover on January 1, 2002. However, under the transition provisions of SFAS 142, goodwill acquired in a business combination for which the acquisition date is after June 30, 2001, shall not be amortized. Since the acquisition of POI will be consummated after June 30, 2001, the estimated goodwill recognized in these pro forma financial statements related to the POI acquisition has not been amortized in the pro forma combined condensed statements of operations. The goodwill related to business combinations before June 30, 2001 continues to be amortized in the pro forma financial statement since Hanover has not adopted SFAS 142.

    The pro forma adjustments which have been made to the accompanying Pro Forma Combined Condensed Balance Sheet are described below:

   (1) Reflects the elimination of POI's cash balance that will be retained by Schlumberger pursuant to the purchase agreement.

   (2) Total consideration to be issued by Hanover to acquire POI and related assets consists of $270 million in cash, common stock with a nominal value of $283 million, a $150 million subordinated acquisition note and a payment of $58 million due upon the completion of a refinancing of a South American joint venture to be acquired by Hanover. If the joint venture fails to execute the refinancing on or before December 31, 2002, Hanover will be obligated to either put its interest in such joint venture back to Schlumberger or make the joint venture payment using other funds. The purchase price is subject to certain post-closing adjustments and a contingent payment by Hanover to Schlumberger based on the realization of certain tax benefits by Hanover over the next 15 years.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


   (3) Estimated proceeds from the $309.3 million sale of compression equipment to the Issuer. Estimated transaction costs of $9 million will be recorded as deferred leasing costs and amortized over the life of the operating lease agreement between Hanover and the Issuer.

   (4) Reflects the elimination of certain assets and liabilities that will be retained by Schlumberger pursuant to the agreement.


   (5) Reflects the removal of the historical cost of POI's property, plant and equipment and the recording of Hanover's preliminary estimate of the fair value of these assets. This estimated value could change upon completion of the acquisition.

   (6) Represents Hanover's preliminary estimate of the excess of total purchase price over the allocated fair value of the tangible net assets acquired. This estimated amount of goodwill could differ from the actual amount recorded upon completion of the acquisition.

   (7) Reflects the removal of the historical cost of POI's long-term investments and the recording of Hanover's preliminary estimate of the fair value of these long-term investments which totals $147 million. The long-term investments represent certain joint venture interests owned by POI. Also reflects the recording of $6 million of identifiable intangibles and the estimated value of the alliance agreement with Schlumberger of $14.5 million. These estimated values could change upon completion of the acquisition.

   (8) Reflects the accrual of estimated transaction costs related to the acquisition of POI.

   (9) Reflects the elimination of POI's historical equity balance.

  (10) Reflects the issuance of approximately 8.7 million restricted shares of Hanover common stock as part of the purchase consideration. The ultimate number of shares to be issued under the purchase agreement will be determined based on $283 million divided by the 30 day average closing price of Hanover common stock as defined under the agreement and subject to a collar of $41.50 and $32.50. The estimated fair value of the stock to be issued is $226.4 million, based on the $283 million nominal value of the stock reduced by an estimated 20% discount due to the restrictions on the stock's marketability. The actual value recorded for the stock will be determined at the closing of the acquisition and will vary from this estimate. The total number of shares of Hanover common stock that potentially could be issued for the POI acquisition range from 6.8 million to 8.7 million shares.

    The pro forma adjustments which have been made to the accompanying Pro Forma combined condensed Statements of Operations are described below:

  (a) The historical results of operations of POI have been reclassified to conform with Hanover's presentation. These reclassifications had no impact on net income.

  (b) Reflects the adjustment to CSD-DR's historical revenue and operating expenses to conform to Hanover's accounting policy to recognize revenue from compressor and equipment fabrication utilizing the percentage-of-completion method. CSD-DR recognized revenue from compressor and equipment fabrication on the completed contract method.

  (c) Reflects the reclassification of CSD-DR's depreciation expense to conform to Hanover's financial statement presentation.

  (d) Reflects the reversal of certain POI and CSD-DR historical operating expenses to conform to the Company's accounting policies for capitalization of fixed assets.

  (e) Reflects the elimination of POI and CSD-DR historical depreciation and amortization expense and interest expense.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


  (f) Reflects the depreciation expense on the fair value of POI and CSD-DR's property, plant and equipment. The preliminary estimate of the fair value of POI's property, plant and equipment is $415 million that could change following the completion of the acquisition. The depreciation for POI was based on the estimated value of property, plant and equipment acquired, net of the sale of compression equipment to the Issuer. The recorded fair value of CSD-DR's property, plant and equipment was $121 million. For the purposes of this adjustment, the Company utilized a fifteen-year average depreciable life and a twenty-percent salvage value for compression equipment. This estimate is consistent with Hanover's current estimates for similar equipment and facilities.

  (g) Reflects the amortization of the estimated intangible asset of $14.5 million related to the alliance agreement with Schlumberger to be recognized from the acquisition of POI. The alliance agreement will be amortized over the contract term of five years. The amortization of the $6 million of identifiable intangibles will be amortized over 10 years. In addition, this adjustment reflects the amortization of the excess of the estimated fair value of the joint venture investments acquired from Schlumberger over Hanover's share of the underlying net assets, which is currently estimated to be approximately $17 million. This balance will be amortized over a period of 15 years which reflects the estimated lives of the joint venture agreements.

  (h) Reflects the amortization of approximately $35 million of goodwill recorded from the acquisition of CSD-DR. The goodwill is being amortized over a 20-year period on a straight-line basis.

  (i) Reflects the operating lease expense related to the sale and lease back of equipment from the Issuer, including the amortization of estimated deferred leasing costs of $9 million over the seven year lease term and assuming an interest rate of 8 3/4% on the notes.

  (j) Reflects the interest expense resulting from the $150 million subordinated acquisition note to be issued to Schlumberger and approximately $112 million of borrowings on Hanover's credit facility in connection with the acquisition of CSD-DR. The interest rate on the subordinated acquisition note is initially set at 8.5%. The interest rate on Hanover's credit facility at the date of the CSD-DR acquisition was approximately 7.5%.

  (k) Reflects the adjustment to the pro forma combined provision for income taxes related to the foregoing adjustments based on the statutory rate.

  (l) Reflects the additional weighted average common and common equivalent shares outstanding as if the common stock to be issued for the acquisition of POI and the common stock issued for the acquisition of CSD-DR occurred on January 1, 2000. The total number of shares of Hanover common stock that potentially could be issued for the POI acquisition ranges from 6.8 million to 8.7 million shares.

  (m) For the purposes of calculating diluted net income per share, the distributions on mandatorily redeemable convertible preferred securities have been added back to net income. The after tax impact of this adjustment was $1.0 million and $4.1 million for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively.